UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 27, 2019

PETROSHARE CORP.
(Exact name of registrant as specified in its charter)

Colorado	001-37943	46-145523
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9635 Maroon Circle, Suite 400
Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (303) 500-1160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.01              Completion of Acquisition of Disposition of Assets.

As previously disclosed in its Current Report on Form 8-K filed on January 22, 2019, PetroShare Corp. (the “Company”) entered into a purchase and sale agreement dated January 15, 2019 (“Agreement”) with Grizzly Petroleum Company, LLC (“Grizzly”), a Colorado limited liability company.  On February 27, 2019, the Company completed the sale of the assets to Grizzly as contemplated by the Agreement.

The assets sold to Grizzly (collectively, the “Assets”) include all non-operated horizontal wells in which the Company had an interest, as well as the leases on which those wells are located, oil, gas and other hydrocarbons produced from the leases on or after the Effective Time, related equipment, machinery, fixtures and other personal property, surface rights and contracts. The Agreement was effective January 1, 2019.

The Sale does not include any of the Company’s interest in the operated wells comprising its Shook Pad. The net purchase price received by the Company for the Assets was approximately $15.5 million in cash, net of closing costs and adjustments.

Item 8.01                        Other Events

Pursuant to the provisions of the Secured Term Credit Agreement dated February 1, 2018 to which the Company is party, the lenders consented to the sale of the Assets on the condition that the proceeds of sale were placed in a bank account controlled by the lenders. The lenders will determine the disposition of the proceeds, which may include payment of the Company’s accrued liabilities and/or accounts payable, repayment of a portion of amounts outstanding under the Secured Credit Agreement, or working capital.

Cautionary Statement

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act. Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. These forward-looking statements include, but are not limited to, statements regarding disposition of the proceeds of the Sale. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, but not limited to: decisions of third parties over which the Company has no control and the other risks discussed in the Company's periodic filings with the Securities and Exchange Commission (“SEC”), including the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the SEC. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this report, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROSHARE CORP.

Date: March 5, 2019	By: /s/ Paul Maniscalco
Paul Maniscalco, Chief Financial Officer